Exhibit 5.2

Writer’s Direct Dial: +852 2532 3783

E-Mail: szhao@cgsh.com

June 2, 2016

Sky Solar Holdings, Ltd.

Room 635, 6/F, 100 QRC Queen’s Road, Central,

Hong Kong Special Administrative Region

People’s Republic of China

Ladies and Gentlemen:

We have acted as special United States counsel to Sky Solar Holdings, Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the offering from time to time, as set forth in the Registration Statement, the prospectus (the “Prospectus”) contained therein and one or more supplements to the Prospectus, of (i) ordinary shares, nominal value US$0.0001 per share, of the Company (the “Ordinary Shares”); (ii) preferred shares of the Company (the “Preferred Shares,” and collectively with the Ordinary Shares, the “Equity Securities”); (iii) debt securities of the Company (the “Debt Securities”); and (iv) warrants of the Company to purchase the Equity Securities or Debt Securities (the “Warrants”). The Equity Securities, the Debt Securities and the Warrants are hereinafter referred to collectively as the “Securities”.

The Securities will be offered on an immediate, continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), the form of which is to be filed as an exhibit to the Registration Statement, as such indenture may be amended or supplemented from time to time (the “Indenture”).

The Warrants are to be issued from time to time in accordance with the provisions of one or more warrant agreements (each a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)                                 the Registration Statement and the documents incorporated by reference therein;

(b)                                 the Prospectus and the documents incorporated by reference therein; and

(c)                                  the form of Indenture to be filed as an exhibit to the Registration Statement.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.                                      When the Indenture has been duly authorized, executed and delivered by the parties thereto and when the issuance, execution and delivery by the Company of the Debt Securities of a series have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture to be entered into by the Company and the Trustee, and when such Debt Securities have been duly executed and delivered by the Company, authenticated by the Trustee and sold as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Debt Securities, such Debt Securities will constitute valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.

2.                                      When each Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, and when the issuance, execution and delivery by the Company of any Warrants have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of any Warrant Agreement, and when such Warrants have been duly executed and delivered by the Company as described in the Registration Statement, the Prospectus and any supplement or supplements to the Prospectus relating to such Warrants, such Warrants will constitute valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) we have assumed that any Securities denominated in a currency other than U.S. dollars will comply in all respects with the applicable law of the country in whose currency such Securities are denominated in respect of the use of or payment in such currency, (c) we have assumed that at the time of the issuance, sale and delivery of each Security, the authorization thereof by the Company will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, binding effect or enforceability of such Security, (d) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (e) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will or have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Securities, the Indenture and each Warrant Agreement will conform, where applicable, to the respective forms thereof that has or will be filed as exhibits to the Registration Statement, and the terms of the Securities, the Indenture and each Warrant Agreement will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of the Indenture and any applicable Warrant Agreement and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by the Indenture or applicable Warrant Agreement, duly authenticated and countersigned.

We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

We express no opinion as to the enforceability of Section 17.15 of the Indenture, relating to currency indemnity.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters,” and to the use of this opinion as a part (Exhibit 5.2) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ ZHAO SHUANG
Zhao Shuang, a Partner